                                                                      EXHIBIT 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 Nos. 33-41337 and 333-04284) pertaining to the TETRA Technologies, Inc. 401(K) Retirement Plan of our report dated May 15, 1998, with respect to the financial statements and schedules of the TETRA Technologies, Inc. 401(K) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.

                                                               ERNST & YOUNG LLP

Houston, Texas
June 25, 1998